 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 31, 2024

BIOLASE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36385	87-0442441
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

27042 Towne Centre Drive, Suite 270

Lake Forest, California 92610

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 361-1200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Agreement.

As previously disclosed, on August 22, 2024, BIOLASE, Inc., a Delaware corporation (the “Company”) received a written notice (the “Default Notice”) from SWK Funding LLC as agent (the “Agent”) and a lender, under that certain Credit Agreement, dated November 9, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among the Company, the lender parties thereto (each a “Lender” and together, the “Lenders”), and the Agent, that an Event of Default (as defined in the Credit Agreement) has occurred (the “Existing Default”).

In connection with and following receipt of the Default Notice, the Company and the Agent entered into a Forbearance Agreement, dated August 31, 2024 (the “Forbearance Agreement”). Under the terms of the Forbearance Agreement, the Lenders agreed: (a) not to accelerate or cause the acceleration of the maturity of the loans or other obligations or to otherwise enforce payment of the obligations of the Company in full under the Credit Agreement and the loan documents, and (b) not to exercise any other default or Event of Default related rights and remedies available to any or all of Lenders or Agent against the Company under any loan document or applicable law with respect to any obligation owed under the loan documents. Upon termination or expiration of the period (the “Forbearance Period”) beginning at the time when all conditions to the effectiveness of the Forbearance Agreement have been satisfied through the earliest of the following: (a) the date of the occurrence of (i) any Event of Default (other than the Existing Default), (ii) the failure of the Company to comply with any term, condition, or covenant set forth in the Forbearance Agreement, (iii) the commencement or continuation of any enforcement action against the Company or any of its property by any creditor of the Company having a lien on the assets of the Company, (iv) the Company shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, or shall make an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by or against the Company under Title 11 of the United States Code, as amended (the “Bankruptcy Code”), (v) the commencement of any litigation or other proceeding by the Company or any of its respective affiliates against Agent, any Lender or any of its respective affiliates, or (vi) any halt or termination of the process in preparing and filing a bankruptcy case under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware for the sale of the Company’s assets (any such event, a “Forbearance Default”), and (b) 12:01 a.m. (Dallas, Texas time) on October 7, 2024, the Agent and/or Lenders shall be entitled to exercise any of its respective rights and remedies under the Forbearance Agreement, the other loan documents, or applicable law, including, without limitation, the right to enforce any and all of the liens on, and security interests in, the collateral described in the loan documents, without further notice, demand, notice of intent to accelerate, notice of acceleration, presentment, protest or other formalities of any kind. The Company also agreed to pay the reasonable fees and expenses of the Lenders and the Agent in connection with entering into the Forbearance Agreement and the other loan documents.

The Forbearance Agreement amends Section 7.13.1 of the Credit Agreement to not permit the Consolidated Unencumbered Liquid Assets (as defined in the Credit Agreement), as of any date of determination prior to December 31, 2023, to be less than $1,500,000 and as of any date of determination on or after December 31, 2023, to be less than $1,000,000 (reduced from $2,500,000 in the Credit Agreement before giving effect to this amendment).

In addition, the Forbearance Agreement provides that during the Forbearance Period, provided no Forbearance Default has occurred and certain other conditions are met, Agent and Lenders agreed to fund term loans, in an aggregate amount not to exceed $2,500,000 (the bridge loan) and in accordance with the terms of the Forbearance Agreement, to pay operating expenses of the Company, including, without limitation, payments with respect to out of pocket legal or restructuring expenses of the Company, Agent or Lenders.

Under the Forbearance Agreement, the Company also agreed to, among other things, prepare for and file a bankruptcy case under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware for the sale of the Company’s assets. In connection with the sale process the Company agreed to comply with certain process milestones which require, among other things, the entry into a purchase and sale agreement with a so-called “stalking horse bidder” by September 30, 2024, filing a bankruptcy case by October 1, 2024, and closing the sale by November 15, 2024. A full list of the milestones can be found in Schedule 1 of the Forbearance Agreement, a copy of which is attached as Exhibit 10.1 hereto. All of the milestones and the entire sale process are subject to bankruptcy court approval and the milestones that occur after the commencement of the Company’s bankruptcy case are subject to change by the bankruptcy court to accommodate its own schedule. The existence of the milestones does not constitute consent or approval of the Agent or any Lender to the consummation of any of the transactions described or the deliverables contemplated by the milestones.

The Forbearance Agreement further provides that the Company shall request that Lenders provide a debtor-in-possession loan (the “DIP Loan”) to the Company in the Chapter 11 case, on terms acceptable to the Agent and Lenders. The Agent is to condition the provision of the DIP Loan to the Company on the $2,500,000 bridge loan described in the preceding paragraph itself being considered a debtor-in-possession loan and being “rolled-up” in the DIP Loan to be provided to the Company in the Chapter 11 case pursuant to the final order that will be entered in the Chapter 11 case by the bankruptcy court approving the DIP Loan.

During the Forbearance Period, the Company has agreed, among other things: (a) not to grant or pay any executive bonuses without the consent of the Agent, (b) to provide the Agent with notice of any employee resignation, (c) not to make any expenditure for the business to consumer laser product line, (d) to comply with the cash flow forecasted budget it created in connection with entering into the Forbearance Agreement and to keep its aggregate expenditures within an agreed upon budget variance of 10% in the case of expenditures, (e) to provide weekly reporting of actual results compared to the budget, (f) not to suffer the appointment of a receiver, trustee, custodian or similar fiduciary, (g) to pay all reasonable fees and expenses incurred by the Agent and Lenders in connection with the Forbearance Agreement and the loan documents, including the reasonable and documented fees and expenses of the Agent’s and Lenders’ external counsel, and (h) not to pay or make any distributions on account of subordinated debt of the Company and its subsidiaries or agree to any amendments to any subordinated debt documents without the Agent’s consent.

The description of the Forbearance Agreement set forth herein is qualified in its entirety by reference to the full text of the Forbearance Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein. Except as modified by the Forbearance Agreement, the terms of the Credit Agreement have not been modified and remain in full force and effect.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on June 17, 2024, the Nasdaq Stock Market LLC (“Nasdaq”) notified the Company that the Nasdaq Hearings Panel had determined to delist the Company’s common stock upon the expiration of applicable appeal periods due to the Company’s non-compliance with Nasdaq Listing Rules 5550(a)(2) and 5550(b). On September 4, 2024, Nasdaq publicly announced that it had determined to commence proceedings to delist the Company’s common stock, which was suspended from trading on Nasdaq since June 20, 2024 and has not traded on Nasdaq since such time (the “Nasdaq Delisting”).

Since June 20, 2024, the Company’s common stock has traded under the symbol “BIOL” on the OTCQB Venture Market (“OTCQB”). The Nasdaq Delisting has no immediate effect on the listing or trading of the Company’s common stock on OTCQB.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Forbearance Agreement dated as of August 31, 2024, by and between BIOLASE, Inc. and SWK Funding LLC as agent and lender.
104	Cover page Interactive data file (embedded within the inline XBRL document).

* Schedules and attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and attachments upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOLASE, INC.

Date: September 6, 2024	By:	/s/ John R. Beaver
	Name:	John R. Beaver
	Title:	President and Chief Executive Officer